EXHIBIT 32.1

In connection with the amended Quarterly Report of West Coast Ventures Group Corp. (the “Company”) on Form 10-Q the period ending September 30, 2017 as filed with the Securities and Exchange Commission (the “Report”), James Nixon, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

January 12, 2018

By:    /s/ James Nixon

James Nixon,

Principal Executive and Financial Officer